INDEX TO EXHIBITS

    Exhibit Number                Description                       Page

	4(b)          Subscription Agreement, dated as of
		      October 13, 1994, by and between Mentor
		      Corporation and Optical Radiation
		      Corporation*

	4(c)          Registration Agreement, dated as of
		      October 13, 1994, by and between Mentor
		      Corporation and Optical Radiation
		      Corporation*

	5, 23.1       Opinion and Consent of Graham & James: re      17
		      legality of issuance of Common Stock

	23.2          Consent of Independent Auditors*

	24            Power of Attorney*

_________________________
*Previously filed
				      S-6
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GRAHAM & JAMES
ATTORNEYS
801 South Figueroa St.
14th Floor
Los Angeles, CA 90017-5554
Tel (213) 624-2500
Fax (213) 623-4581

				May 18, 1995


Mentor Corporation
5425 Hollister Avenue
Santa Barbara, CA 93111

    Re: Mentor Corporation/
	Registration Statement on
	Form S-3 (File No. 33-58761)
	Our File Reference:  32620.8

Ladies and Gentlemen:

  We have acted as counsel to Mentor Corporation, a Minnesota corporation (the "Company"), in connection with its preparation of the Registration Statement on Form S-3 (File No. 33-58761) (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the distribution and sale by certain shareholders of the Company of up to an aggregate of 110,675 shares of the Company's Common Stock, par value $0.10 per share, as more fully described in the Registration Statement.

You have requested the opinion of this Firm with respect to certain legal aspects of the proposed offering to which the Registration Statement relates. All capitalized terms not otherwise defined in this opinion letter have the same meanings as ascribed to them in the Registration Statement.

We have examined originals, or photostatic or certified copies, of such records of the Company, including its Articles of Incorporation, its bylaws and the minutes of its board of director and shareholders meetings, the Registration Statement and such other documents, including officers' cer-tificates, as we have deemed relevant or necessary in order to provide the opinions hereinafter set forth. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents and in-struments submitted to us as originals and the conformity to authentic originals of all documents and instruments submitted to us as certified or photostatic copies. As to various questions of fact material to such examin-ation we have relied upon representations made to us by various officers of the Company and we have not conducted any independent inquiry with respect to, or received independent verification of, such facts.

Based on the foregoing and subject to the comments, assumptions limitations and qualifications noted below, we are of the opinion that the 60,675 shares of Common Stock covered by the Registration Statement that were issued to Benson have been duly and validly issued, and are fully paid and non-assessable, and, assuming that the Company maintains a sufficient number of authorized but unissued shares of Common Stock, that the other 50,000 shares of Common Stock covered by the Registration Statement, when issued upon the exercise of the Options in the manner described in the Registration Statement, will be duly and validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Securities Act or the Commission's rules and regulations promulgated thereunder.

We are members of the California Bar and, as such, we are not opining on Minne-sota law or the law of any jurisdiction other than California; accordingly, we have expressly assumed for these purposes, without any attempt to establish the validity of such assumption, that the general corporate law of Minnesota is identical to that of California in all respects relevant to the foregoing opinion. This opinion is delivered as of the date hereof and we assume no obligation to advise you of any facts, circumstances, events or developments that may hereafter be brought to our attention and which may alter, affect or modify the opinions expressed herein.

					      Very truly yours,


					      GRAHAM & JAMES

			   MENTOR CORPORATION
			  5425 Hollister Avenue
		     Santa Barbara, California 93111
			Telephone: (805) 681-6000
			Facsimile: (805) 964-2712

			       May 22, 1995

Securities and Exchange Commission
450 5th Street, N.W.
Washigton, D.C. 20001-1004

Attention: Charles C. Leber
	   Branch Chief

Re: Mentor Corporation/
    Registration Statement on Form S-3
    File No.:  33-58761

Ladies and Gentlemen:

In accordance with Rule 461 under the Securities Act of 1933, as amended, the above-referenced Registrant hereby requests that the effective date of the above-referenced Registration Statement be accelerated to May 22, 1995, or as soon as practicable thereafter.

The Registrant hereby confirms that there have been no material adverse changes in the Registrant's business or financial condition since the date of the last audited financial statements appearing in the Registration Statement.

			    Very truly yours,

			    MENTOR CORPORATION

			    By: /s/ Gary E. Mistlin
				    Gary E. Mistlin
				    Vice President of Finance/
				    Treasurer